UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2020

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

maryland	001-33177	22-1897375
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 Crawfords Corner Road, Holmdel, NJ	07733
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (732) 577-9996

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNR	New York Stock Exchange
6.125% Series C Cumulative Redeemable Preferred Stock	MNR-PC	New York Stock Exchange

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 14, 2020, Monmouth Real Estate Investment Corporation, a Maryland corporation, held an annual meeting of its shareholders (the “Meeting”). There were 97,966,458 shares of common stock entitled to vote and a total of 86,832,153 shares (88.63%) were represented in person or by proxy at the Meeting. The proposals submitted to the vote of the shareholders and the results of the vote were as follows:

Proposal 1 – The election of five Class II Directors, each to hold office until the 2023 annual meeting of shareholders and until his successor is duly elected and qualifies:

Director	For	Withhold	Broker Non-Votes
Kiernan Conway	69,609,922	1,128,040	16,094,191
Brian H. Haimm	69,094,867	1,643,095	16,094,191
Neal Herstik	69,117,648	1,620,314	16,094,191
Matthew I. Hirsch	43,295,986	27,441,976	16,094,191
Stephen B. Wolgin	69,027,357	1,710,605	16,094,191

Proposal 2 – To ratify the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2020:

No. of Votes
For	85,743,937
Against	942,344
Abstain	145,872
Broker Non-Votes	0

Proposal 3 – To approve an advisory resolution for the compensation of our executive officers for the fiscal year ended September 30, 2019, as more particularly described in the Proxy Statement with respect to the Meeting:

No. of Votes
For	64,895,310
Against	5,325,397
Abstain	517,255
Broker Non-Votes	16,094,191

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

/s/ Kevin S. Miller
KEVIN S. MILLER
Chief Financial and Accounting Officer

Date May 15, 2020

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